UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2008

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2008, the Compensation Committee of the Board of Directors of MSC.Software Corporation (the “Company”) approved modifications to the Severance Compensation Agreements for certain executives and key management personnel of the Company (“Key Employees”). The material terms of the Severance Compensation Agreements applicable to the Company’s executive officers as well as modifications thereto are described below.

The Severance Compensation Agreements provide, among other things, that if a Key Employee’s employment is terminated (as described below) within two years after a Change in Control of the Company (as defined), the Key Employee will be entitled to receive (i) his full base salary through the date of termination plus credit for any unused vacation; (ii) his pro rata share of his annual bonus award for the year of termination; and (iii) a multiple of the Key Employee’s annualized base salary plus annual bonus. For the Company’s President (Mr. Wienkoop) and Executive Vice Presidents (Messrs. Mongelluzzo, Auriemma and Mobayen) the multiple is 2.5. For Mr. Gorrell, the Company’s Senior Vice President, Human Resources, the multiple is 2.0. The multiple for all other Key Employees under the Severance Compensation Agreement is 1.0, excepting one other individual Key Employee who’s multiple is 2.0. In addition, as amended, the Severance Compensation Agreements provide for the acceleration of all equity grants upon a Change in Control. Under their Severance Compensation Agreements, Messrs. Wienkoop, Mongelluzzo, Auriemma, Mobayen and Gorrell will be entitled to receive a gross-up payment for any excise tax imposed by Section 4999 of the Internal Revenue Code and any taxes on such gross-up amount. Moreover, the Company will continue to provide medical and dental benefits from the date of termination until the earlier of (i) the end of a period equal to the same number of years as the multiple set forth in (iii) above (the “Applicable Period”), or (ii) commencement of full-time employment of the Key Employee.

Under the Severance Compensation Agreement, the Key Employee is prohibited, during his employment and for the Applicable Period following termination of his employment for any reason, from engaging in the management or control of, or serving as an employee, consultant, agent, proprietor, principal, partner, major shareholder, corporate officer or director of, any person, firm, corporation or business that directly and substantially competes with the products and services of the Company.

The provisions of the Severance Compensation Agreements apply to any termination of employment by the Company or by the Key Employee unless the termination is a result of (i) the Key Employee’s death, Disability (as defined) or Retirement (as defined), (ii) Cause (as defined) or (iii) the Key Employee terminating his employment for other than Good Reason (as defined).

Each Severance Compensation Agreement may be terminated on December 31 of any year if the Key Employee has given at least 60 days’ advance notice of termination, and the Severance Compensation Agreement will terminate two years after a Change in Control if the Key Employee has not terminated his employment for Good Reason.

Among other changes approved by the Compensation Committee, the form of Severance Compensation Agreement was modified to comply with requirements of Rule 409(A) of the Internal Revenue Code; to provide for acceleration of all equity grants (rather than only stock options, as in the prior form of the agreement) upon a Change in Control; and to add a provision limiting a Key Employee from receiving any severance benefit under the amended Agreement that is duplicative of statutory or other benefits for which the Key Employee is eligible.

A copy of the modified Severance Compensation Agreement as applicable to Messrs. Wienkoop, Mongelluzzo, Auriemma and Mobayen is attached as Exhibit 10.1 to this Form 8-K. A copy of the modified Severance Compensation Agreement as applicable to Mr. Gorrell is attached as Exhibit 10.2 to this Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2008, the Company’s Board of Directors amended Article III, Section 2 of the Company’s Restated Bylaws to change the exact number of directors of the Company to six (6) from seven (7). A copy of the Company’s Restated Bylaws, as amended, is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description
3.1	Restated Bylaws, as amended through May 28, 2008

10.1	Form of amended Severance Compensation Agreement to be entered into with Glenn R. Wienkoop, John A. Mongelluzzo, Sam M. Auriemma, Amir Mobayen

10.2	Form of amended Severance Compensation Agreement to be entered into with Calvin R. Gorrell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

Date: June 3, 2008	By:	/s/ JOHN A. MONGELLUZZO
John A. Mongelluzzo
Executive Vice President, Business Administration, Legal Affairs and Secretary

EXHIBIT INDEX

Item No.	Description
3.1	Restated Bylaws, as amended through May 28, 2008

10.1	Form of amended Severance Compensation Agreement to be entered into with Glenn R. Wienkoop, John A. Mongelluzzo, Sam M. Auriemma, Amir Mobayen

10.2	Form of amended Severance Compensation Agreement to be entered into with Calvin R. Gorrell

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